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                                                                    EXHIBIT 12.1

                              CCPR SERVICES, INC.

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                          THREE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                              MARCH 31,
                         --------------------------------------------------------------  ----------------------
                            1996         1995        1994         1993         1992         1997        1996
                         -----------  ----------  -----------  -----------  -----------  ----------  ----------
Fixed charges
 Interest............... $ 8,094,000  $2,751,000  $       --   $       --   $       --   $3,983,000  $1,732,000
 Amortization of debt
  expense...............     610,000     253,000          --           --           --      151,000     152,000
 Interest portion of
  rental expense........     951,000     703,000      546,000      416,000      296,000     262,000     203,000
                         -----------  ----------  -----------  -----------  -----------  ----------  ----------
                         $ 9,655,000  $3,707,000  $   546,000  $   416,000  $   296,000  $4,396,000  $2,087,000
                         ===========  ==========  ===========  ===========  ===========  ==========  ==========
Earnings:
 Income (loss) before
  income tax............ $ 7,471,000  $5,499,000  ($3,090,000) ($3,153,000) ($2,646,000) $  668,000  $1,445,000
 Fixed charges per
  above.................   9,655,000   3,707,000      546,000      416,000      296,000   4,396,000   2,087,000
   Less: Capitalized
    interest............    (198,000)   (119,000)     (80,000)    (123,000)     (99,000)    (76,000)    (25,000)
                         -----------  ----------  -----------  -----------  -----------  ----------  ----------
                         $16,928,000  $9,087,000  ($2,624,000) ($2,860,000) ($2,449,000) $4,988,000  $3,507,000
                         ===========  ==========  ===========  ===========  ===========  ==========  ==========
Ratio of Earnings to
 Fixed Charges..........         1.8         2.5          --           --           --          1.1         1.7
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